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                                                                   EXHIBIT 23(a)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Torchmark Corporation on Form S-8 and the accompanying Form S-3 Prospectus of the report of Deloitte & Touche LLP dated January 28, 2000, appearing in the Annual Report on Form 10-K of Torchmark Corporation for the year ended December 31, 1999 and to the reference of Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

Dallas, Texas
June 30, 2000